                                                                  Exhibit (d)(2)

                               Form of Amended Schedule A
                      to the Investment Advisory Agreement between
                  American Performance Funds and Bank of Oklahoma, N.A.
                                   dated July 25, 1997

Name of Fund                                 Compensation*
------------                                 -------------
American Performance U.S.    Annual rate of forty one-hundredths of one percent
  Treasury Fund              (.40%) of American Performance U.S. Treasury Fund's
                             average daily net assets.

American Performance Cash    Annual rate of forty one-hundredths of one percent
  Management Fund            (.40%) of American Performance Cash Management
                             Fund's average daily net assets.

American Performance Bond    Annual rate of fifty-five one-hundredths of one percent
  Fund                       (.55%) of American Performance Bond Fund's average
                             daily net assets.

American Performance         Annual rate of fifty-five one-hundredths of one percent
  Intermediate Bond Fund     (.55%) of American Performance Intermediate Bond Fund's
                             average daily net assets.

American Performance         Annual rate of fifty-five one-hundredths of one percent
  Intermediate Tax-Free      (.55%) of American Performance Intermediate Tax-Free
  Bond Fund                  Bond Fund's average daily net assets.

American Performance         Annual rate of fifty-five one-hundredths of one percent
  Short-Term Income Fund     (.55%) of American Performance Short-Term Income
                             Fund's average daily net assets.

American Performance Equity  Annual rate of sixty-nine one-hundredths of one percent
  Fund                       (.69%) of American Performance Equity Fund's average
                             daily net assets.

American Performance         Annual rate of sixty-nine one-hundredths of one percent
  Aggressive Growth Fund     (.69%) of American Performance Aggressive Growth
                             Fund's average daily net assets.

                           Form of Amended Schedule A
                  to the Investment Advisory Agreement between
             American Performance Funds and Bank of Oklahoma, N.A.
                              dated July 25, 1997

Name of Fund                                 Compensation*
------------                                 -------------
American Performance         Annual rate of seventy-four one-hundredths of one
  Balanced Fund              percent (.74%) of American Performance
                             Balanced Fund's average daily net assets.

American Performance         Annual rate of sixty-nine one-hundredths of one
  Growth Equity Fund         percent (.69%) of American Performance Growth
                             Equity Fund's average daily net assets.

American Performance         Annual rate of sixty-nine one-hundredths of one
  Small Cap Equity Fund      percent (.69%) of American Performance
                             Small Cap Equity Fund's average daily net assets.


[SEAL]                                    American Performance Funds

                                          By: /s/ D'Ray Moore
                                          D'Ray Moore

                                          Date:  August 22, 1997

[SEAL]                                    Bank of Oklahoma, N.A.

                                          By: /s/ Carolyn Gardner
                                          Carolyn Gardner

                                          Date:  July 18, 1997

-------------
*  All fees are computed daily and paid monthly.

                                      A-2